DRAFT 4Q/FY 2019 Earnings Conference Call January 30, 2020 Insert Risk Classification

Safe Harbor Regarding Forward-Looking Statements Forward-Looking Statements This presentation contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, as well as expected benefits from, the separation of Corteva from DuPont, are forward-looking statements. Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements and other estimates. Consequences of material differences in results as compared with those anticipated in the forward-looking statements and other estimates could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) effect of competition and consolidation in Corteva’s industry; (ii) failure to successfully develop and commercialize Corteva’s pipeline; (iii) failure to obtain or maintain the necessary regulatory approvals for some Corteva’s products; (iv) failure to enforce Corteva’s intellectual property rights or defend against intellectual property claims asserted by others; (v) effect of competition from manufacturers of generic products; (vi) impact of Corteva’s dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (vii) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (viii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (ix) effect of changes in agricultural and related policies of governments and international organizations; (x) effect of disruptions to Corteva’s supply chain, information technology or network systems; (xi) competitor’s establishment of an intermediary platform for distribution of Corteva’s products; (xii) effect of volatility in Corteva’s input costs; (xiii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xiv) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xv) failure to realize the anticipated benefits of the internal reorganizations taken by DowDuPont in connection with the spin-off of Corteva; (xvi) failure to benefit from significant cost synergies and risks related to the indemnification obligations of legacy DuPont liabilities in connection with the separation of Corteva; (xvii) increases in pension and other post-employment benefit plan funding obligations; (xviii) effect of compliance with environmental laws and requirements and adverse judgments on litigation; (xix) risks related to Corteva’s global operations; (xx) effect of climate change and unpredictable seasonal and weather factors; (xxi) effect of counterfeit products; (xxii) failure to effectively manage acquisitions, divestitures, alliances and other portfolio actions; (xxiii) risks related to non-cash charges from the impairment of goodwill and intangible assets; and (xxiv) other risks related to Corteva’s Separation from DowDuPont. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement or other estimate, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements or other estimates is included in the “Risk Factors” section of Exhibit 99.1 of Amendment No. 4 to Corteva’s Registration Statement on Form 10 and Corteva’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, as modified by subsequent reports on Forms 10-Q and 10-K and Current Reports on Form 8-K. 2

A Reminder About Non-GAAP Financial Measures and Pro Forma Financial Information Corteva Unaudited Pro Forma Financial Information In order to provide the most meaningful comparison of results of operations, supplemental unaudited pro forma financial information for the first quarter of 2019 and prior has been included in this presentation. This presentation presents the pro forma results of Corteva, after giving effect to events that are (1) directly attributable to the merger of DuPont and Dow, debt retirement transactions related to paying off or retiring portions of Historical DuPont’s existing debt liabilities, and the separation and distribution to DowDuPont stockholders of all the outstanding shares of Corteva common stock; (2) factually supportable and (3) with respect to the pro forma statements of income, expected to have a continuing impact on the consolidated results. Refer to Corteva’s Form 10 registration statement filed on May 6, 2019, which can be found on the investors section of the Corteva website, for further details on the above transactions. The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X, and are presented for informational purposes only, and do not purport to represent what the results of operations would have been had the above actually occurred on the dates indicated, nor do they purport to project the results of operations for any future period or as of any future date. Regulation G (Non-GAAP Financial Measures) This earnings release includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures include organic sales, operating EBITDA, pro forma operating EBITDA, operating EBITDA margin, pro forma operating EBITDA margin, operating earnings per share, pro forma operating earnings per share, base tax rate, pro forma base tax rate, and adjusted return on invested capital. Management believes that these non- GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company's U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 5 of the Financial Statement Schedules. For first quarter 2019 and prior year, these non-GAAP measures are being reconciled to a pro forma GAAP financial measure prepared and presented in accordance with Article 11 of Regulation S-X. Reconciliations for these non-GAAP measures to their most directly attributable U.S. GAAP measure are provided on slides 21 - 28 of this presentation. Corteva is not able to reconcile its forward-looking non-GAAP financial measures to their most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of the company’s control, such as Significant Items, without unreasonable effort. For Significant Items reported in the periods presented, refer to page 8 of the Financial Statement Schedules. Beginning January 1, 2020, the company will present accelerated prepaid royalty amortization expense as a significant item. Accelerated prepaid royalty amortization represents the noncash charge associated with the recognition of upfront payments made to Monsanto in connection with the Company’s non-exclusive license in the United States and Canada for Monsanto's Genuity® Roundup Ready 2 Yield® Roundup Ready 2 Xtend® herbicide tolerance traits. During the five-year ramp-up period of Enlist E3TM, Corteva is expected to significantly reduce the volume of products with the Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits beginning in 2021, with expected minimal use of the trait platform after the completion of the ramp-up. Organic sales is defined as price and volume and excludes currency and portfolio impacts. Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense. Operating EBITDA margin is defined as Operating EBITDA as a percentage of net sales. Operating earnings per share are defined as "Earnings per common share from continuing operations - diluted" excluding the after-tax impact of significant items (including goodwill impairment charges), the after-tax impact of non-operating benefits, net, and the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont. Although amortization of the Company's intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Base tax rate is defined as the effective tax rate excluding the impacts of foreign exchange gains (losses), non-operating benefits, net, amortization of intangibles as of the Separation from DowDuPont, and significant items (including goodwill impairment charges). Adjusted return on invested capital is defined as net income from continuing operations attributable to Corteva excluding the after-tax impact of significant items (including goodwill impairment charges), the after-tax impact of non-operating benefits, net, the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont, the after-tax impact of interest income and the after-tax impact of interest expense divided by debt plus equity excluding goodwill and intangibles (existing as of Separation). All periods for the first quarter of 2019 and prior are on a pro forma basis as discussed above in the paragraph ‘Corteva Unaudited Pro Forma Financial Information’. 3

Full Year 2019 Highlights Net Sales Operating EBITDA(1) Highlights Outside of North America, net sales grew 1% on a reported basis and 7% on $14.3B $13.8B $2.07B Reported an organic(1) basis $1.99B 3% Operating EBITDA(1) declined due to the impact of weather-related events in North (1) Organic America, partially offset by cost synergies, productivity actions, gain on Flat (2) (2) 2018 2019 2018 2019 divestitures, and new product growth (3) (1) Currency headwinds reduced Operating Rest of World Net Sales Operating EBITDA Margin EBITDA(1) by approximately $170 million, Margins declined approximately 10 basis points for Reported Organic(1) the year, despite over 30 basis points of margin primarily due to the Real and the Euro 1% 7% expansion in the Crop Protection segment SARD(4) costs down 4 percent over prior year Organic Growth(1) Outside of North America (1) Organic sales, Operating EBITDA and Operating EBITDA Margin are non-GAAP measures. See slide 3 for further discussion. (2) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. (3) Rest of World is defined as Europe, Middle East and Africa (EMEA), Latin America and Asia Pacific and excludes North America (U.S. and Canada). (4) SARD is defined as Selling, General & Administrative and Research & Development expense combined. 4

Continued Focus on ROIC(1) to Ensure Capital Discipline 2019 ROIC(1) Key Drivers › Delivering merger cost synergies consistent with commitments 19.8% › Executing comprehensive productivity program benefiting earnings and working capital Target › Harmonizing disparate ERP systems to improve inventory productivity and cycle time › Driving improvement across net working Mid to High Teens capital and capital deployment Percent › Optimizing manufacturing footprint Targeting Consistent Long-Term ROIC(1) in Mid to High Teens Percent (1) Return on Invested Capital (ROIC) is not defined under U.S. generally accepted accounting principles. Therefore, ROIC should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company's ROIC metric is adjusted and is defined as net income from continuing operations attributable to Corteva excluding the after-tax impact of significant items (including goodwill impairment charges), the after-tax impact of non-operating benefits, net, the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont, the after-tax impact of interest income and the after-tax impact of interest expense divided by debt plus equity excluding goodwill and intangibles (existing as of Separation). 5

Progress on Five Priorities for Shareholder Value Creation

2019 Highlights

01 Instill a strong culture

- Launched new pure play agriculture company with the Corteva brand, values, and purpose
- Initiated company-wide effort focused on instilling an owner mindset to drive sustainable productivity focus

02 Drive disciplined capital allocation

- Authorized capital expansion to support Spinosyns growth
- Authorized $1 billion share repurchase program
- Returned approximately $220 million to shareholders through dividends and share buybacks over 7 months since spin

03 Develop innovative solutions

- Launched Enlist E3™ soybeans and Qrome® corn
- Received China import approval for Conkesta soybean trait
- Ramped Arylex™ herbicide, Isoclast™ insecticide, and Zorvec™ fungicide
- Accelerated launch of Enlist E3™[2] in North America

04 Attain best-in-class cost structure

- Realized merger cost synergies of $350 million for the full year
- Authorized ERP project targeted at eliminating inherited costs
- Reduced R&D costs 15 percent
- Committed to holding Corporate costs at less than 1 percent of net sales

05 Deliver above-market growth

- U.S. Pioneer brand share gain[1]
- Insecticides global growth
- Launched new global retail brand Brevant
- Restructured U.S. regional seed brands

(1) Based on current reported USDA acreage for 2019
(2) Enlist E3™ soybeans are jointly developed by Dow AgroSciences and MS Technologies™

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Full Year 2019 Regional Highlights

Net Sales

North America





$7.4B
$6.9B
Reported
7%
Organic(1)
6%
FY'18
FY'19

Latin America





$2.8B
$2.9B
Reported
3%
Organic (1)
8%
FY'18
FY'19

Asia Pacific





$1.3B
$1.3B
Reported
Flat
Organic (1)
3%
FY'18
FY'19

Europe, Middle East, Africa





$2.8B
$2.7B
Reported
1%
Organic (1)
7%
FY'18
FY'19

Regional Highlights

North America: *Unprecedented year*

- Combined planted area down 7% in corn and soybeans due to weather-related impacts
- Market competitiveness in soybeans and herbicides
- Share gains in Pioneer brand corn and soybeans
- MCS brand restructuring

Latin America: *New product adoption*

- Strong adoption of PowerCore Ultra® in Brazil corn market
- Launch of Brevant brand
- Share gains in summer corn
- Strong growth in insecticides, particularly Spinosyns and Isoclast™ insecticide

Asia Pacific: *Dynamic market*

- Growth in Pyraxalt™ and Spinetoram insecticides
- Continued launch of Arylex™ and Rinskor™ herbicides and Zorvec™ fungicide
- Market share gains in South Asia corn market
- Drought impact in Australia, Indonesia, and Thailand reduced volume

Europe, Middle East, Africa: *Strategic moves*

- Market share gains due to route-to-market changes and new products
- Continued ramp of new products, particularly Arylex™ cereal herbicide and Lumiposa seed treatment
- Phasing out of regulatory challenged products

(1) Organic sales growth is a non-GAAP measure. See slide 3 for further discussion.

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2019 Customer Event Highlights Customer at the center Enlist Trials Women Growers Field Day Pioneer Corn Plot Tour United States Mexico Kenya Brevant Demo Plots Fall Army Worm Training EduFarm Session Brazil India Indonesia 8

Full Year 2019 Segment Performance Highlights Crop Protection Seed ($ in millions) 2018(1) 2019(1) ($ in millions) 2018(1) 2019(1) Net Sales $6,445 $6,256 Net Sales $7,842 $7,590 Operating EBITDA $1,074 $1,066 Operating EBITDA $1,139 $1,040 Operating EBITDA Margin 16.7% 17.0% Operating EBITDA Margin 14.5% 13.7% Operating EBITDA Bridge ($ in millions) Operating EBITDA Bridge ($ in millions) 1,074 1,066 1,139 1,040 (1) Portfolio Currency Non- Other(4) (1) (1) Currency Non- 2018 Volume Price Production 2019 2018 Portfolio Volume Price Production Other 2019(1) Costs(2) Production Costs(2) Production Costs(3) Costs(3) (1) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. (2) Production costs are net of synergies realized in the period. (3) Non-Production Costs includes costs such as selling, leveraged function costs and product development, net of synergies realized in the period. (4) Other includes gain on divestitures 9

2019 Product Highlights

Insecticides

Insecticide Net Sales	FY 2018	FY 2019
Net Sales ($MM)	$1,506	$1,652

Spinosyns

- Expansion for Midland, MI facility underway with full productivity expected in 2024
- Capacity expansion will essentially double pre-merger levels at full utilization to address global market growth in insecticides to handle chewing pests
- Differentiated technology with proprietary formulation and manufacturing process
- Corteva holds ~10% share of global insecticide market
- Contributed ~40% of total Crop Protection organic sales growth(2) outside of North America in 2019

Corn Seed

Corn Net Sales	FY 2018	FY 2019
Net Sales ($MM)	$5,180	$5,111

QROME

- ~30% of corn acres as addressable market in U.S. for triple stack of defensive traits
- Expanded availability of high-yield potential products across U.S. corn belt in 2020, representing ~20% of lineup
- Strong performance and high yields reported by farmers using Qrome® – nearly ~7 bushel/acre yield advantage
- Received import authorization from China in 2019 which was delayed by 3 years vs. expectations
- Low single digit mix benefit contributing to revenue growth in 2020

Soybean Seed

Soybean Net Sales	FY 2018	FY 2019
Net Sales ($MM)	$1,494	$1,371

Enlist E3 SOYBEANS

- Accelerating ramp plan into commercial portfolio
- Estimated coverage of ~20% of total North America acres(1) in 2020 vs. previous target of >10%
- ~30% of market represents licensing opportunity - Executed ~120 licenses to date
- Pioneer branded business key value creator
- Long-term value creation by shift in portfolio to proprietary trait with margin expansion beginning in 2023
- Overall, Enlist™ system contributed >$200 million of sales in 2019

(1) Represents coverage of total North America market, including branded, competitors and licensees.
(2) Organic sales is a non-GAAP measure. Refer to slide 3 for further details.

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4Q 2019 Highlights

($'s in millions, except EPS)	4Q 2018[1]	4Q 2019	Change
Net Sales	$2,815	$2,983	6%
GAAP Loss from Continuing Operations After Income Taxes	$(746)	$(42)	94%
Operating EBITDA[2]	$50	$224	348%
Operating EBITDA Margin[2]	1.8%	7.5%	~570 bps
GAAP EPS from Continuing Operations	$(1.00)	$(0.06)	94%
Operating EPS[2]	$(0.10)	$0.07	170%

4Q 2019 Net Sales Bridge ($ in millions)



2,815
2,983
4Q 2018
North America (2)
Latin America (2)
EMEA (2)
Asia Pacific (2)
Portfolio
Currency
4Q 2019

4Q 2019 Operating EBITDA[2] Bridge ($ in millions)



50
224
4Q 2018 (1)
Portfolio
Currency
Volume
Price
Production Costs(3)
Non-Production Costs(4)
Other(5)
4Q 2019

Earnings and Margin Improvement Over Prior Year

(1) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X.
(2) Organic sales, Operating EBITDA, Operating EBITDA margin and Operating earnings per share are non-GAAP measures. See slide 3 for further discussion.
(3) Production costs are net of synergies realized in the period.
(4) Non-Production Costs includes costs such as selling, leveraged function costs and product development, net of synergies realized in the period.
(5) Other includes gains on divestitures

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Full Year 2019 Operating EPS(1) Variance Operating EPS(1) Bridge ($) $1.52 ($0.19 ) $0.08 $0.10 $0.02 $1.43 ($0.04 ) ($0.06 ) 2018(2) Currency Volume/Price Costs Change in Base EGL(3) Portfolio/Other 2019 (2) Tax Rate Key Drivers Volume and price decline primarily due to weather-related impacts in North America Cost benefit of 8 cents primarily due to merger-related cost synergies and ongoing productivity Portfolio/Other includes gain on divestitures Synergy Realization Offset by Currency Headwinds (1) Operating earnings per share is a non-GAAP measures. See slide 3 for further discussion. GAAP EPS for the full year 2018 and 2019 was $(6.63) and $0.02, respectively. Full year 2019 improvement over prior year for Loss from Continuing Operations After Income Taxes and GAAP EPS is primarily due to the absence of a goodwill impairment charge recognized in the third quarter 2018. (2) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. (3) EGL is defined as Exchange Gain / (Loss) 12

Full Year 2020 Guidance Net Sales Operating EBITDA(1) Operating EPS(1) ~$14.5B $1.45 - $1.55 ~$2.2B $13.8B $1.43 Reported Operating $1.987B EBITDA(1) ~4-5% ~12% FY'19 FY'20E (2) (2) FY'19 FY'20E FY'19 FY'20E Above Market Growth Op. EBITDA Margin(1) Improvement Operating EPS(1) Improvement Vs. Market 1 – 2.5% ~100bps Mid-point 5% Guidance aligned with mid-term targets and risk-adjusted for market uncertainties (1) Operating EBITDA, Operating EBITDA Margin and Operating EPS are non-GAAP measures. See slide 3 for further discussion. (2) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. 13

2020 Key Assumptions

Sales Growth

Organic Growth[1] +4 – 5%

- U.S. planted area: +11 million acres (1/3 corn, 2/3 soybeans)
- Low single digit realized pricing on corn globally
  - ~$50 million North America soybean price headwind
- Crop Protection new product sales growth ~$250 million

Currency flat versus prior year

Product divestitures

- 2019 net sales for divested product ~$(70) million on an annualized basis

Synergies / Costs

Synergies / Productivity

- $200 million in merger-related synergies – COGS improvement
- Productivity actions ~$30 million
- Combined SG&A and R&D as a percent of sales down ~20 bps
- 2020 Corporate costs <1% of sales

Investment / Input Costs

- ~$150 million of COGS related headwinds, including higher royalty costs due to ramp of Enlist™ E3
- ~$50 million in costs associated with ERP implementation – on track to begin deliver savings by 2022

Other Financial

Commitment to Return Cash to Shareholders

- Dividends: ~$400 million
- Continued execution against share repurchase program with excess cash

Pension

- Funded level ~80% (GAAP)
- ~$300 million in Pension and OPEB payments

Capital Expenditures

- $500 - $600 million

(1) Organic sales is a non-GAAP measures. See slide 3 for further discussion.

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15

Full Year 2019 Regional Net Sales Highlights – Crop Protection

Global Net Sales



$6.4B
$6.3B
FY'18
FY'19

Reported ⬇ 3%

Organic(1) ⬆ 1%

Volume	Price	Currency	Portfolio
1%	- %	(3)%	(1)%

Rest of World Net Sales(2)

Reported ⬆ 1% | Organic(1) ⬆ 7%

North America(3)

Reported ⬇ 10% Organic(1) ⬇ 9%

	FY 2018	FY 2019
Net Sales ($MM)	$2,438	$2,205

Volume	Price	Currency	Portfolio
(6)%	(3)%	- %	(1)%

- Reduced volumes on lower applications from weather-related delays and lower planted area
- Pricing reflects continued penetration of customer incentives and programs

EMEA

Reported Flat Organic(1) ⬆ 7%

	FY 2018	FY 2019
Net Sales ($MM)	$1,357	$1,362

Volume	Price	Currency	Portfolio
5%	2%	(7)%	- %

- Continued penetration of new products, including Arylex™ herbicide and Zorvec™ fungicide
- Phase-out of regulatory challenged products

Latin America

Reported ⬆ 3% Organic(1) ⬆ 8%

	FY 2018	FY 2019
Net Sales ($MM)	$1,715	$1,759

Volume	Price	Currency	Portfolio
7%	1%	(5)%	- %

- Strong demand for new products, including Isoclast™ insecticide and Vessarya™ fungicide
- Unfavorable currency impact from Brazilian Real

Asia Pacific

Reported ⬇ 1% Organic(1) ⬆ 3%

	FY 2018	FY 2019
Net Sales ($MM)	$935	$930

Volume	Price	Currency	Portfolio
- %	3%	(3)%	(1)%

- Price improvement in insecticides
- Successful farmer engagement programs and retailer interface underpinning performance

(1) Organic sales growth is a non-GAAP measures. See slide 3 for further discussion.
(2) Rest of World is defined as Europe, Middle East and Africa (EMEA), Latin America and Asia Pacific and excludes North America (U.S. and Canada).
(3) North America is defined as U.S. and Canada.

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Full Year 2019 Regional Net Sales Highlights – Seed

Global Net Sales



$7.8B
$7.6B
FY'18
FY'19

Reported ⬇ 3%

Organic[1] ⬇ 1%

Volume	Price	Currency	Portfolio
(1)%	- %	(2)%	- %

Rest of World Net Sales[2]

Reported	Flat	Organic[1] ⬆ 6%

North America[3]

Reported ⬇ 5% Organic[1] ⬇ 5%

	FY 2018	4Q 2019
Net Sales ($MM)	$4,974	$4,724

Volume	Price	Currency	Portfolio
(3)%	(2)%	- %	- %

- Weather-related events led to delayed planting and lower planted area, impacting seed volumes
- Competitive pressures in soybeans and replant led to downward pricing

EMEA

Reported ⬇ 2% Organic[1] ⬆ 6%

	FY 2018	FY 2019
Net Sales ($MM)	$1,408	$1,378

Volume	Price	Currency	Portfolio
5%	1%	(8)%	- %

- RTM changes in Eastern Europe to Direct Model drove volume growth
- Share gains in sunflower and corn

Latin America

Reported ⬆ 3% Organic[1] ⬆ 7%

	FY 2018	FY 2019
Net Sales ($MM)	$1,102	$1,130

Volume	Price	Currency	Portfolio
(1)%	8%	(4)%	- %

- Continued penetration of PowerCore Ultra® in corn and Intacta in soybean drove sales growth
- Early start to Safrinha in 4Q18 impacted volumes

Asia Pacific

Reported Flat Organic[1] ⬆ 4%

	FY 2018	FY 2019
Net Sales ($MM)	$358	$358

Volume	Price	Currency	Portfolio
2%	2%	(4)%	- %

- Volume and price growth in corn in South Asia

(1) Organic sales growth is a non-GAAP measures. See slide 3 for further discussion.
(2) Rest of World is defined as Europe, Middle East and Africa (EMEA), Latin America and Asia Pacific and excludes North America (U.S. and Canada).
(3) North America is defined as U.S. and Canada.

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4Q 2019 Segment Performance Highlights

Crop Protection Performance Highlights

($'s in millions)	4Q 2018[1]	4Q 2019
Net Sales	$1,689	$1,740
Operating EBITDA	$169	$277
Operating EBITDA Margin	10.0%	15.9%

- Strong demand in North America led by ramp up of Enlist™ herbicide and in Latin America for insecticides, partially offset by currency headwinds, customer program discounts and portfolio changes
- Operating EBITDA improvement led by cost synergies, gains on divestitures and improved volumes on new products, partially offset by increased selling costs. Gains on divestitures in the quarter were approximately $70 million

Seed Performance Highlights

($'s in millions)	4Q 2018[1]	4Q 2019
Net Sales	$1,126	$1,243
Operating EBITDA	$(87)	$(26)
Operating EBITDA Margin	(7.7)%	(2.1)%

- Stronger sales due to favorable mix in Latin America on PowerCore Ultra® penetration and increased deliveries of multi-channel brands in North America, partially offset by unfavorable currency
- Operating EBITDA improvement on stronger pricing and cost synergies and ongoing productivity, partially offset by higher input costs

(1) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X.

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FY20 Modeling Guidance - Operating Earnings Per Share(1)

($ in millions, except where noted)	Guidance	Commentary
Depreciation	(575 – 625)	
Interest Income	25 – 30	
Interest Expense	(90 – 110)	Primarily represents cost of short-term borrowings to fund working capital
Base Tax Rate(1)	19% - 21%	
Exchange Losses – net, after tax	(60 – 80)	Represents cost of balance sheet hedging program, net of tax
Net Income – Non-controlling interest	(20 – 30)	
Diluted Shares	~750 - 752	
Operating Earnings Per Share(1)	**~$1.45 – 1.55**	+5% vPY using the midpoint

(1) Base tax rate and operating earnings per share are non-GAAP measures. Corteva does not provide a reconciliation of forward-looking non-GAAP measures. See slide 3 for further discussion.

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Continued Focus on ROIC to Ensure Capital Discipline Return on Invested Capital (ROIC) 2019 ROIC Calculation(3) Numerator 19.8% (1) Operating Earnings ($ in millions) Numerator FY 2019 (-) Interest Expense, pre-tax Net income (loss) from continuing operations attributable to Corteva $ 13 (-) (Interest Income, pre-tax) Less: Non-operating benefits - net, after tax 100 Less: Amortization of intangibles (as of Separation), after tax (376) Less: Significant(1) items charge, after tax (784) (-) Provision on interest income/(expense), net Operating Earnings $ 1,073 Less: Interest Expense, pre-tax (91) Adjusted NOPAT Less: Interest Income, pre-tax 59 Less: Benefit from income taxes on interest income and expense, net 6 Adjusted NOPAT $ 1,099 Denominator (Four quarter avg.) Denominator Goodwill 10,212 (+) Shareholder's Equity incl. NCI Other Intangibles 11,721 Total goodwill and other intangible assets (as of (+) Total debt Separation) $ 21,933 Short term borrowings and finance lease obligations 2,096 (-) Total goodwill and intangibles (existing as Long-term debt 133 Total Debt $ 2,229 (2) of Separation) Total Equity $ 25,257 Adjusted Invested Capital Total Debt plus Equity $ 27,486 Total Debt plus Equity, less goodwill and other intangible assets ("Adjusted Invested Capital") $ 5,553 ROIC Target of Mid to High Teens Percent(3) (1) Operating earnings is a non-GAAP measure. See slide 3 for further details. (2) The company has revised the balance of additional paid in capital as of 6/30/2019 in the amount of $76 million to reflect the removal of an asset related to the Separation. (3) Return on Invested Capital (ROIC) is not defined under U.S. generally accepted accounting principles. Therefore, ROIC should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company's ROIC metric is adjusted and is defined as net income from continuing operations attributable to Corteva excluding the after-tax impact of significant items (including goodwill impairment charges), the after-tax impact of non-operating benefits, net, the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont, the after-tax impact of interest income and the after-tax impact of interest expense divided by debt plus equity excluding goodwill and intangibles (existing as of Separation). 20

Corteva Non-GAAP Calculation of Corteva Operating EBITDA Three Months Ended December 31, Twelve Months Ended December 31, 2019 2018 2019 2018 In millions As Reported Pro Forma Pro Forma Pro Forma 1 (Loss) income from continuing operations, net of tax (GAAP) $ (42) $ (746) $ 26 $ (4,937) (Benefit for) provision for income taxes (145) 201 1 395 (Loss) income from continuing operations before income taxes $ (187) $ (545) $ 27 $ (4,542) + Depreciation and Amortization 289 242 1,000 909 - Interest income (13) (23) (59) (86) + Interest expense 24 25 91 76 + / - Exchange losses (gains), net 29 (63) 66 77 + / - Non-operating benefits, net (23) (56) (129) (211) + Goodwill impairment charge - - - 4,503 + Significant items charge 105 470 991 1,346 2 Corteva Operating EBITDA (Non-GAAP) $ 224 $ 50 $ 1,987 $ 2,072 1. Pro forma (loss) income from continuing operations, net of tax, has been prepared in accordance with Article 11 of Regulation S-X and is considered the most directly comparable GAAP measure to Pro Forma Operating EBITDA. 2. Corteva Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs) - net and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits (costs) - net consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, environmental remediation and legal costs associated with Historical DuPont businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense. 21

Corteva
Segment Information

Net sales by segment

In millions	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018
Seed	$ 1,243	$ 1,126	$ 7,590	$ 7,842
Crop Protection	1,740	1,689	6,256	6,445
Total net sales	$ 2,983	$ 2,815	$ 13,846	$ 14,287

Corteva Operating EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2019	2018	2019	2018
In millions	*As Reported*	*Pro Forma*	*Pro Forma*	*Pro Forma*
Seed	$ (26)	$ (87)	$ 1,040	$ 1,139
Crop Protection	277	169	1,066	1,074
Corporate	(27)	(32)	(119)	(141)
Corteva Operating EBITDA (Non-GAAP) [1]	$ 224	$ 50	$ 1,987	$ 2,072

1. Corteva Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs) - net and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits (costs) - net consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, environmental remediation and legal costs associated with Historical DuPont businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense.

Operating EBITDA margin

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2019	2018	2019	2018
	As Reported	*Pro Forma*	*Pro Forma*	*Pro Forma*
Seed	-2.1%	-7.7%	13.7%	14.5%
Crop Protection	15.9%	10.0%	17.0%	16.7%
Total Operating EBITDA margin (Non-GAAP) [2,3]	7.5%	1.8%	14.4%	14.5%

2. Operating EBITDA margin is Operating EBITDA as a percentage of net sales.

3. Operating EBITDA margin %'s for Corporate are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above.

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Corteva significant items (Pretax) Three Months Ended December 31, Twelve Months Ended December 31, 2019 2018 2019 2018 In millions As Reported Pro Forma Pro Forma Pro Forma Seed Loss on deconsolidation - (53) - (53) Loss on divestiture - (2) (24) (2) Gain on sale of assets - - - 24 Restructuring and asset-related charges - net (90) (95) (213) (368) Inventory amortization - - (67) - Total Seed (90) (150) (304) (399) Crop Protection Restructuring and asset-related benefits (charges) - net 1 (16) (23) (58) Total Crop Protection 1 (16) (23) (58) Corporate Integration and separation costs (50) (187) (632) (571) Loss on debt extinguishment - - (13) - Restructuring and asset-related charges - net 34 (117) 14 (268) Argentina devaluation - - (33) - Income tax items 1 - - - (50) Total Corporate (16) (304) (664) (889) Total significant items by segment (Pretax) (105) (470) (991) (1,346) Total tax impact of significant items 83 107 135 239 Tax only significant items 34 (274) 72 (347) Total significant items benefit (charge), net of tax $ 12 $ (637) $ (784) $ (1,454) 1. Includes a foreign exchange loss related to adjustments to Historical DuPont’s foreign currency exchange contracts as a result of U.S. tax reform, included in other income - net. 23

Corteva
Segment Information - Price, Volume Currency Analysis

Region

	Q4 2019 vs. Q4 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)		Local Price & Product Mix	Volume	Currency	Portfolio / Other
	$ (millions)	%	$ (millions)	%				
North America	$ 151	15%	$ 156	16%	2%	14%	—%	-1%
EMEA	18	5%	25	7%	4%	3%	-2%	—%
Asia Pacific	(27)	-7%	(23)	-6%	-2%	-4%	1%	-2%
Latin America	26	2%	95	8%	4%	4%	-6%	—%
Rest of World	17	1%	97	5%	3%	2%	-4%	—%
Total	$ 168	6%	$ 253	9%	3%	6%	-3%	—%

Seed

	Q4 2019 vs. Q4 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)		Local Price & Product Mix	Volume	Currency	Portfolio / Other
	$ (millions)	%	$ (millions)	%				
North America	$ 102	27%	$ 100	26%	10%	16%	—%	1%
EMEA	(8)	-4%	(7)	-3%	-1%	-2%	-1%	—%
Asia Pacific	(1)	-1%	(4)	-4%	-2%	-2%	3%	—%
Latin America	24	5%	53	11%	12%	-1%	-6%	—%
Rest of World	15	2%	42	6%	7%	-1%	-4%	—%
Total	$ 117	10%	$ 142	13%	8%	5%	-3%	—%

Crop Protection

	Q4 2019 vs. Q4 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)		Local Price & Product Mix	Volume	Currency	Portfolio / Other
	$ (millions)	%	$ (millions)	%				
North America	$ 49	8%	$ 56	9%	-4%	13%	—%	-1%
EMEA	26	13%	32	16%	9%	7%	-3%	—%
Asia Pacific	(26)	-9%	(19)	-7%	-2%	-5%	1%	-3%
Latin America	2	—%	42	7%	-1%	8%	-7%	—%
Rest of World	2	—%	55	5%	1%	4%	-4%	-1%
Total	$ 51	3%	$ 111	7%	-1%	8%	-3%	-1%

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Corteva
Segment Information - Price, Volume Currency Analysis

Region

	Twelve Months Ended December 31, 2019 vs. Twelve Months Ended December 31, 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)					
	$ (millions)	%	$ (millions)	%	Local Price & Product Mix	Volume	Currency	Portfolio / Other
North America	$ (483)	-7%	$ (448)	-6%	-2%	-4%	-1%	—%
EMEA	(25)	-1%	189	7%	2%	5%	-8%	—%
Asia Pacific	(5)	—%	43	3%	2%	1%	-3%	—%
Latin America	72	3%	208	8%	4%	4%	-5%	—%
Rest of World	42	1%	440	7%	3%	4%	-6%	—%
Total	$ (441)	-3%	$ (8)	—%	—%	—%	-3%	—%

Seed

	Twelve Months Ended December 31, 2019 vs. Twelve Months Ended December 31, 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)					
	$ (millions)	%	$ (millions)	%	Local Price & Product Mix	Volume	Currency	Portfolio / Other
North America	$ (250)	-5%	$ (237)	-5%	-2%	-3%	—%	—%
EMEA	(30)	-2%	85	6%	1%	5%	-8%	—%
Asia Pacific	—	—%	14	4%	2%	2%	-4%	—%
Latin America	28	3%	82	7%	8%	-1%	-4%	—%
Rest of World	(2)	—%	181	6%	4%	2%	-6%	—%
Total	$ (252)	-3%	$ (56)	-1%	—%	-1%	-2%	—%

Crop Protection

	Twelve Months Ended December 31, 2019 vs. Twelve Months Ended December 31, 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)					
	$ (millions)	%	$ (millions)	%	Local Price & Product Mix	Volume	Currency	Portfolio / Other
North America	$ (233)	-10%	$ (211)	-9%	-3%	-6%	—%	-1%
EMEA	5	—%	104	7%	2%	5%	-7%	—%
Asia Pacific	(5)	-1%	29	3%	3%	—%	-3%	-1%
Latin America	44	3%	126	8%	1%	7%	-5%	—%
Rest of World	44	1%	259	7%	2%	5%	-5%	-1%
Total	$ (189)	-3%	$ 48	1%	—%	1%	-3%	-1%

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Corteva
Non-GAAP Calculation of Corteva Operating EPS

	Three Months Ended December 31,			
	2019	2018	2019	2018
	$ (millions)	$ (millions)	EPS (diluted)	EPS (diluted)
	As Reported	*Pro Forma*	*As Reported*	*Pro Forma*
Net loss from continuing operations attributable to Corteva (GAAP)	$ (45)	$ (752)	$ (0.06)	$ (1.00)
Less: Non-operating benefits - net, after tax	16	44	0.02	0.06
Less: Amortization of intangibles (existing as of Separation), after tax	(126)	(86)	(0.17)	(0.11)
Less: Significant items benefit (charge), after tax	12	(637)	0.02	(0.85)
Operating Earnings (Loss) (Non-GAAP) [1]	$ 53	$ (73)	$ 0.07	$ (0.10)

	Twelve Months Ended December 31,			
	2019	2018	2019	2018
	$ (millions)	$ (millions)	EPS (diluted)	EPS (diluted)
	Pro Forma	*Pro Forma*	*Pro Forma*	*Pro Forma*
Net income (loss) from continuing operations attributable to Corteva (GAAP)	$ 13	$ (4,966)	$ 0.02	$ (6.63)
Less: Non-operating benefits - net, after tax	100	165	0.13	0.22
Less: Amortization of intangibles (existing as of Separation), after tax	(376)	(313)	(0.50)	(0.42)
Less: Goodwill impairment charge, after tax	-	(4,503)	-	(6.01)
Less: Significant items charge, after tax	(784)	(1,454)	(1.04)	(1.94)
Operating Earnings (Non-GAAP) [1]	$ 1,073	$ 1,139	$ 1.43	$ 1.52
Less: Interest Expense, pre-tax	(91)			
Less: Interest Income, pre-tax	59			
Less: Benefit from income taxes on interest income and expense, net	6			
Adjusted NOPAT (Non-GAAP) [2]	$ 1,099			

1. Operating earnings is defined as net income from continuing operations attributable to Corteva excluding the after-tax impact of significant items (including goodwill impairment charges), non-operating benefits - net, and amortization of intangible assets (existing as of Separation). Although amortization of intangible assets (existing as of Separation) is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets

2. Adjusted NOPAT is defined as operating earnings excluding interest expense, interest income, and the income tax effects of interest expense and interest income.

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Corteva Non-GAAP Calculation of Corteva Base Tax Rate Three Months Ended December 31, Twelve Months Ended December 31, 2019 2018 2019 2018 As Reported Pro Forma Pro Forma Pro Forma Net (loss) income from continuing operations before income taxes (GAAP) $ (187) $ (545) $ 27 $ (4,542) Add: Significant items - charge 105 470 991 1,346 Goodwill impairment charge - - - 4,503 Non-operating benefits - net (23) (56) (129) (211) Amortization of intangibles (existing as of Separation) 161 107 475 391 Less: Exchange (losses) gains, net (29) 63 (66) (77) Income (loss) from continuing operations before income taxes, significant items, goodwill impairment charges, non-operating benefits - net, amortization of intangibles (existing as of Separation), and exchange gains (losses), net (Non-GAAP) $ 85 $ (87) $ 1,430 $ 1,564 (Benefit from) provision for income taxes on continuing operations (GAAP) $ (145) $ 201 $ 1 $ 395 Add: Tax benefits (expenses) on significant items charge 117 (167) 207 (108) Tax expenses on goodwill impairment charge - - - - Tax expenses on non-operating benefits - net (7) (12) (29) (46) Tax benefits on amortization of intangibles (existing as of Separation) 35 21 99 78 Tax benefits (expenses) on exchange gains (losses), net 15 (78) 2 (64) Provision for (benefit from) income taxes on continuing operations before significant items, goodwill impairment charges, non- operating benefits - net, amortization of intangibles (existing as of Separation), and exchange (gains) losses, net (Non-GAAP) $ 15 $ (35) $ 280 $ 255 Effective income tax rate (GAAP) 77.5% -36.9% 3.7% -8.7% Significant items, goodwill impairment charge, non-operating benefits, and amortization of intangibles (existing as of Separation) effect -77.5% -142.3% 16.7% 30.2% Tax rate from continuing operations before significant items, goodwill impairment charge, non-operating benefits - net, and amortization of intangibles (existing as of Separation) 0.0% -179.2% 20.4% 21.5% Exchange gains (losses) effect 17.6% 219.4% -0.8% -5.2% Base income tax rate from continuing operations (Non-GAAP)1 17.6% 40.2% 19.6% 16.3% 1. Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items, goodwill impairment charges, amortization of intangibles (existing as of Separation), and non-operating benefits - net. 27

Corteva

Non-GAAP Calculation of Adjusted Return on Invested Capital (ROIC)

Adjusted Invested Capital (in millions)

		March 31, 2019		June 30, 2019		September 30, 2019		December 31, 2019		Trailing Twelve Months
		Pro Forma		*As Reported*		*As Reported*		*As Reported*		*Pro Forma*
Goodwill	$	10,203	$	10,249	$	10,168	$	10,229	$	10,212
Other intangible assets		11,961		11,832		11,667		11,424		11,721
Total goodwill and other intangible assets (existing as of Separation)		**22,164**		**22,081**		**21,835**		**21,653**		**21,933**
Short term borrowings and finance lease obligations	$	2,716	$	2,058	$	3,604	$	7	$	2,096
Long-term debt		183		117		116		115		133
Total Debt		2,899		2,175		3,720		122		2,229
Total Equity[1]		25,145		26,067		25,261		24,555		25,257
Total Debt plus Equity		**28,044**		**28,242**		**28,981**		**24,677**		**27,486**
Total Debt plus Equity, less goodwill and other intangible assets (existing as of Separation) ("Adjusted Invested Capital")	**$**	**5,880**	**$**	**6,161**	**$**	**7,146**	**$**	**3,024**	**$**	**5,553**

Adjusted NOPAT[2]	$	1,099
Adjusted Invested Capital	$	5,553
Adjusted Return on Invested Capital[3]		19.8%

1. The company has revised the balance of additional paid in capital as of 6/30/2019 in the amount of $76 million to reflect the removal of an asset related to the Separation.

2. Adjusted NOPAT is defined as net income from continuing operations attributable to Corteva excluding the after-tax impact of significant items (including goodwill impairment charges), the after-tax impact of non-operating benefits, net, the after-tax impact of amortization expense associated with intangible assets existing as of Separation, the after-tax impact of interest income and the after-tax impact of interest expense divided by debt plus equity excluding goodwill and intangibles (existing as of Separation).

3. Adjusted Return on Invested Capital ("ROIC") is defined as Adjusted NOPAT divided by debt plus equity excluding goodwill and intangibles (existing as of Separation).

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